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AIM HIGH YIELD FUND                                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2010
FILE NUMBER :      811-05686
SERIES NO.:        8

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
72DD.   1  Total income dividends for which record date passed during the period.
           (000's Omitted)
           Class A               $21,710
        2  Dividends for a second class of open-end company shares (000's Omitted)
           Class B               $ 1,917
           Class C               $ 2,748
           Class Y               $   696
           Investor Class        $ 5,580
           Institutional Class   $ 6,974

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                0.1885
        2  Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                0.1723
           Class C                0.1718
           Class Y                0.1946
           Investor Class         0.1890
           Institutional Class    0.1966

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                 114,488

        2  Number of shares outstanding of a second class of open-end company shares
           (000's Omitted)
           Class B                10,334
           Class C                14,665
           Class Y                 3,596
           Investor Class         30,295
           Institutional Class    34,382

74V.    1  Net asset value per share (to nearest cent)
           Class A               $  4.03
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B               $  4.04
           Class C               $  4.02
           Class Y               $  4.04
           Investor Class        $  4.03
           Institutional Class   $  4.02
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